UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD.

On November 17, 2011, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review third quarter 2011 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income (“NOI”).  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO, defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures, subsidiaries and noncontrolling interests, as one measure to evaluate our operating performance.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that management, industry investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association (“IPA”), which excludes from FFO the following items:

(1)                                 acquisition fees and expenses;

(2)                                 straight line rent amounts, both income and expense;

(3)                                 amortization of above- or below-market intangible lease assets and liabilities;

(4)                                 amortization of discounts and premiums on debt investments;

(5)                                 impairment charges on real estate related assets (including properties, loans receivable, and equity and debt investments);

(6)                                 gains or losses from the early extinguishment of debt;

(7)                                 gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)                                 gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings and other securities;

(9)                                 gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(10)                           gains or losses related to contingent purchase price adjustments; and

(11)                           adjustments related to the above items for unconsolidated entities in the application of equity accounting.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, we believe that the use of FFO and MFFO, together with the required GAAP presentations, provide a more complete understanding of our performance.

We believe that the use of FFO, together with the required GAAP presentations, is helpful to our stockholders and our management in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing and operating expenses.

We believe that MFFO is a helpful measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating valuation adjustments and other items outlined above.  Accordingly, we believe that MFFO can be a useful metric to assist management, stockholders and analysts in assessing the sustainability of operating performance.  By providing MFFO, we believe we are presenting useful information that assists stockholders in better aligning their analysis with management’s analysis of long-term, core operating activities.  Many of these adjustments are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities.

The following table presents our calculation of FFO and MFFO for the three and nine months ended September 30, 2011 and 2010 (in thousands except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net loss	$(105,136)	$(75,861)	$(177,196)	$(192,847)
Net loss attributable to noncontrolling interests	151	216	395	599

Adjustments (1):
Real estate depreciation and amortization from consolidated properties	52,461	58,403	168,515	181,515
Real estate depreciation and amortization from unconsolidated properties	2,080	1,772	5,532	5,240
Gain on sale of depreciable real estate	(15,347)	(2,755)	(17,371)	(2,755)
Noncontrolling interests share of above adjustments	(239)	(304)	(839)	(950)

FFO attributable to common stockholders	$(66,030)	$(18,529)	$(20,964)	$(9,198)

Impairment charges	84,974	41,812	91,972	93,815
Fair value adjustments to derivatives	—	(66)	—	(153)
Acqusition-related costs	63	—	238	—
Straight-line rent adjustment	(6,873)	(3,403)	(18,354)	(11,555)
Amortization of above- and below-market rents, net	(3,051)	(3,139)	(15,921)	(9,366)
Gain on troubled debt restructuring	(1,441)	—	(4,590)	(15,898)
Noncontrolling interests share of above adjustments	(107)	(51)	(77)	(82)
MFFO attributable to common stockholders	$7,535	$16,624	$32,304	$47,563

Weighted average common shares - basic	296,579	294,546	296,108	293,901
Weighted average common shares - diluted (2)	296,593	294,546	296,122	293,901

Net loss per common share - basic and diluted (2)	$(0.35)	$(0.26)	$(0.60)	$(0.65)
FFO per common share - basic and diluted (2)	$(0.22)	$(0.06)	$(0.07)	$(0.03)
MFFO per common share - basic and diluted	$0.03	$0.06	$0.11	$0.16

(1)          Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)          There are no dilutive securities for purposes of calculating the net loss per common share or negative FFO per share.

We define NOI as rental revenue, less property operating expenses, real estate taxes and property management fees.   We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees and interest expense.  We define Same Store Cash NOI as NOI (excluding bad debt expense) less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent and lease incentives.  We view Same Store Cash NOI both year over year and quarter over quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of Same Store Cash NOI for the three and nine months ended September 30, 2011 and 2010 and the three months ended June 30, 2011 (in thousands, except property count):

	Three Months Ended		Three Months Ended		Nine Months Ended
	30-Sep-11	30-Sep-10	30-Sep-11	30-Jun-11	30-Sep-11	30-Sep-10
Same store:
Revenues:
Rental income	$117,330	$120,022	$117,330	$116,391	$359,083	$362,910
Less:
Straight-line rent adjustment	6,444	2,324	6,444	4,333	15,979	7,491
Above/below market rent & lease incentives	2,545	2,315	2,545	1,802	13,911	6,873
Lease termination fees	834	643	834	1,743	6,418	2,518
	107,507	114,740	107,507	108,513	322,775	346,028

Expenses:
Property related expenses	35,826	35,225	35,826	34,929	105,697	106,260
Bad debt expense	505	(2,320)	505	458	585	(762)
Real estate taxes	17,236	16,619	17,236	17,138	50,031	50,748
Property management fees	3,412	3,647	3,412	3,406	10,296	11,019
	56,979	53,171	56,979	55,931	166,609	167,265
Same store cash NOI	$50,528	$61,569	$50,528	$52,582	$156,166	$178,763

Leased at period end (% owned)	84%	87%	84%	84%	84%	87%

Consolidated Operating Properties	52		52		52
Square Feet (% owned)	19,351		19,351		19,351

The following table presents our reconciliation of net loss to Same Store Cash NOI through NOI for the three and nine months ended September 30, 2011 and 2010 and the three months ended June 30, 2011 (in thousands):

	Three Months Ended		Three Months Ended		Nine Months Ended
	30-Sep-11	30-Sep-10	30-Sep-11	30-Jun-11	30-Sep-11	30-Sep-10
Same store cash NOI Reconciliation
Net loss	$(105,136)	$(75,861)	$(105,136)	$(41,577)	$(177,196)	$(192,847)
Adjustments to reconcile net loss to NOI:
Interest expense	36,703	39,461	36,703	37,957	112,657	117,174
Asset management fees	4,837	4,628	4,837	4,922	14,567	13,501
Asset and goodwill impairment losses	79,629	7,232	79,629	6,527	86,156	23,818
General & administrative expenses	2,503	1,972	2,503	2,713	8,013	7,780
Depreciation and amortization	51,832	54,434	51,832	53,732	165,012	166,196
Interest and other income	(167)	(357)	(167)	(3,025)	(3,300)	(1,148)
Gain on troubled debt restructuring	—	—	—	—	(1,008)	(9,390)
Provision/(benefit) for income taxes	128	1,678	128	(169)	183	2,806
Equity in (earnings)/losses of investments	2,779	(324)	2,779	(287)	2,186	(865)
Loss/(income) from discontinued operations	(13,532)	35,741	(13,532)	2,967	(10,747)	74,321
Gain on sale of assets	—	—	—	(1,385)	(1,385)	—
Net Operating Income (NOI)	59,576	68,604	59,576	62,375	195,138	201,346
Net Operating (Income) Loss of non same store properties	775	(1,753)	775	(1,915)	(2,664)	(5,701)
Same store NOI	60,351	66,851	60,351	60,460	192,474	195,645

Straight-line rent adjustment	(6,444)	(2,324)	(6,444)	(4,333)	(15,979)	(7,491)
Above/below market rent & lease incentives	(2,545)	(2,315)	(2,545)	(1,802)	(13,911)	(6,873)
Lease termination fees	(834)	(643)	(834)	(1,743)	(6,418)	(2,518)
Same store cash NOI	$50,528	$61,569	$50,528	$52,582	$156,166	$178,763

Item 8.01               Other Events.

Our board of directors has authorized a share redemption program to provide limited interim liquidity to stockholders.  In 2009, the board determined to suspend until further notice redemptions other than those submitted in respect of a stockholder’s death, disability or confinement to a long-term care facility (“exceptional redemptions”).  On November 8, 2011, the board set a funding limit of the lesser of (1) $1.0 million or (2) 220,000 shares for exceptional redemptions considered during each quarterly redemption period of 2012.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Behringer Harvard REIT I, Inc. Quarterly Update — Third Quarter 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: November 17, 2011	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Third Quarter 2011